______________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
___________

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Material

☐ Soliciting Material under §240.14a-12

Simulations Plus, Inc.
(Name of Registrant as Specified In Its Charter)
______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
______________________________________________________________________

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 27, 2026
These definitive additional materials amend and supplement the definitive proxy statement dated July 22, 2026 (the “Definitive Proxy Statement”), initially mailed to shareholders on or about July 22, 2026, by Simulations Plus, Inc., a California corporation (the “Company”), for the special meeting of shareholders of the Company to be held virtually on August 27, 2026, beginning at 5:00 p.m., Eastern Time (the “Special Meeting”).
The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, SP Evolution HoldCo II, LLC (“Parent”) and SP Evolution BidCo II, LLC, a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent.
These definitive additional materials have been filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 20, 2026.
If any shareholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. This supplement does not affect the validity of any proxy card or voting instructions any shareholder may have previously delivered, and no action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any shareholders have questions about the Merger or how to submit their proxies, or if any shareholders need additional copies of the Definitive Proxy Statement, this supplement, the proxy card or voting instructions, please contact:

Simulations Plus, Inc.
Attention: Secretary
600 Park Offices Drive, Suite 300 #4134
Durham, NC 27713
661-723-7723

or

Alliance Advisors, LLC
1-833-207-7605

The information contained herein speaks only as of August 20, 2026, unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT
Following the filing of the Definitive Proxy Statement, the Company received fifteen1 demand letters from purported shareholders of the Company alleging that the Definitive Proxy Statement contains certain disclosure deficiencies and demanding that the Company make supplemental disclosures regarding the Merger (collectively, the “Demand Letters”). In addition, two complaints have been filed in the Supreme Court of the State of New York, County of New York, against the Company and certain members of the Company Board in connection with the Merger: Jones v. Simulations Plus, Inc., et al., Index No. 654587/2026, filed on August 5, 2026, and Stevens v. Simulations Plus, Inc., et al., Index No. 654592/2026, filed on August 5, 2026 (collectively, the “Complaints,” and together with the Demand Letters, the “Matters”).
The Demand Letters and Complaints generally allege, among other things, that the Definitive Proxy Statement omits or misrepresents certain information concerning the Company’s financial projections, the financial analyses performed by Morgan Stanley & Co. LLC in connection with its fairness opinion, certain provisions of non-disclosure agreements entered into with potential counterparties, and potential conflicts of interest involving Company insiders, including information concerning potential post-closing employment or retention. The Complaints assert claims under New York common law and seek, among other things, to enjoin consummation of the Merger unless and until certain additional information is disclosed.
The Company believes that the allegations and claims asserted in the Matters are without merit and that no supplemental disclosure is required under applicable law. However, solely to moot the disclosure claims asserted in the Matters, to avoid the costs, risks, nuisance and uncertainties inherent in litigation, and to provide additional information to the Company’s shareholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement with the supplemental disclosures set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Matters that any additional disclosure was or is required.
To the extent that information in the below supplemental disclosures differs from, or updates information contained in, the Definitive Proxy Statement, the information in the below supplemental disclosures will supersede or supplement the information in the Definitive Proxy Statement. Except as otherwise described in the below supplemental disclosures, the Definitive Proxy Statement, the annexes to the Definitive Proxy Statement and the documents referred to, contained in or incorporated by reference in the Definitive Proxy Statement are not otherwise modified, supplemented or amended.
The following information supplements the Definitive Proxy Statement, and should be read in conjunction with the Definitive Proxy Statement, which is available at the SEC’s website, www.sec.gov, and which should be read in its entirety, including the annexes thereto. The information contained in this supplement is incorporated by reference into the Definitive Proxy Statement. All page references and paragraph headings in the information below are references to pages and headings in the Definitive Proxy Statement, and the terms used below have the meanings set forth in the Definitive Proxy Statement. The supplemental disclosures are identified below by bold, underlined text. ~~Stricken-through text~~ shows text being deleted from a referenced disclosure in the Definitive Proxy Statement.
The disclosure under the section captioned “Background of the Merger” is hereby amended and supplemented by amending and restating the paragraph on page 39 of the Definitive Proxy Statement describing the nondisclosure agreements entered into in connection with the Company’s strategic review process as follows:
The nondisclosure agreements executed by all interested parties contained customary confidentiality and use restrictions with respect to confidential information and customary standstill provisions. Certain of the nondisclosure agreements also included employee non-solicitation provisions and restrictions on requesting an amendment, waiver or termination of the applicable standstill restrictions. All standstill obligations of parties that executed nondisclosure agreements with the Company in connection with the strategic review process included fallaway provisions pursuant to which such standstill obligations terminated upon the public announcement of the execution of the Merger Agreement. Accordingly, since such announcement, no such party has been subject to a standstill obligation that would prevent it from making an acquisition proposal with respect to the Company, publicly or otherwise.
The disclosure under the section captioned “Background of the Merger” is hereby amended and supplemented by adding the following paragraph on page 40 of the Definitive Proxy Statement:

None of the proposals or indications of interest submitted by Altaris to the Company included any terms relating to post-closing employment, compensation, retention or equity participation with respect to any Company employee, officer or director. Prior to the execution of the Merger Agreement, neither Altaris nor any of its affiliates entered into any agreement, arrangement or understanding with any Company employee, officer or director regarding post-closing employment, compensation, retention or equity participation, and no such terms or arrangements had been negotiated or agreed upon.
The disclosure under the section captioned “Company’s Reasons for the Merger; Recommendation of Company’s Board of Directors” is hereby amended and supplemented by adding the following bullet point on page 44 of the Definitive Proxy Statement:
the fact that the nondisclosure agreements executed by all interested parties contained customary confidentiality and use restrictions with respect to confidential information, and customary standstill provisions, including employee non-solicitation provisions and restrictions on requesting an amendment, waiver or termination of the applicable standstill restrictions, and the fact that all standstill obligations of all parties that executed nondisclosure agreements with the Company throughout the process included fallaway provisions that terminated the standstill obligations upon the announcement of the execution of the Merger Agreement, and no such party has been subject to a standstill that would prevent it from making a proposal, publicly or otherwise, since such announcement;
The disclosure under the section captioned “Selected Public Company Comparables Analysis” is hereby amended and restated by removing the list of comparable companies following the first full paragraph in such section and replacing it with the following table on page 49 of the Definitive Proxy Statement:

Morgan Stanley performed a selected public company comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates of the Company with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics, including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics to the Company (which we refer to as the “comparable companies”). The following is a list of the comparable companies:

AV / 2026 NTM Adj. EBITDA

Veeva Systems Inc.	11.8x
Doximity, Inc.	10.3x
GoodRx Holdings, Inc.	5.3x
Certara, Inc.	7.2x
OptimizeRx Corporation	5.5x
Definitive Healthcare Corp.	2.3x

The disclosure under the section captioned “Selected Public Company Comparables Analysis” is hereby amended and supplemented by adding the following bolded and underlined text to the fifth full paragraph on page 49:

Based on the number of outstanding Company Common Shares on a fully diluted basis, as provided by the Company’s management as of June 12, 2026, and the Company’s net cash of approximately $48 million as of April 30, 2026, as provided by the Company’s management, Morgan Stanley calculated the estimated implied value per Company Common Share as follows:

The disclosure under the section captioned “Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the following bolded and underlined text to the third full paragraph on page 50:

Morgan Stanley first calculated estimated unlevered free cash flow, which is defined as (1) adjusted earnings before interest and taxes, burdened by stock-based compensation expense, less (2) taxes on adjusted earnings before interest and taxes, burdened by stock-based compensation expense, plus (3) depreciation and amortization, plus or minus (4) changes in net working capital, less (5) capitalized research and development expense, less (6) capital expenditures, for fiscal years 2026 (starting from April 30, 2026) through 2034 based on the Financial Projections, which estimated unlevered free cash flows were reviewed and approved by the Company’s management for Morgan Stanley’s use. Morgan Stanley then estimated the terminal value of the Company at the end of the forecast period by applying a range of terminal EBITDA exit multiples of 4.0x to 10.0x (applied to Adj. EBITDA unburdened by stock-based compensation for the last 12-month period of the forecast period), which range was selected based on Morgan Stanley’s professional judgment and experience. The free cash flows and terminal value were then discounted, using a mid-year convention, to present values as of April 30, 2026, at a discount rate ranging from 9.4% to 11.4%, which discount rates were selected to reflect an estimate of the Company’s weighted average cost of capital determined by applying the capital asset pricing model and based upon the application of Morgan Stanley’s professional judgment and experience~~, to reflect an estimate of the Company’s weighted average cost of capital~~. The resulting implied aggregate value was then adjusted to determine implied equity value by adding the Company’s net cash of approximately $48 million as of April 30, 2026 as provided by the Company’s management.

The disclosure under the section captioned “Analysts Share Price Targets” is hereby amended and supplemented by adding the following bolded and underlined text to the first full paragraph on page 52:

Morgan Stanley reviewed publicly available equity research analysts’ share price targets for the Company Common Shares as of June 15, 2026. The median of the undiscounted analyst price targets issued by those research analysts with publicly available price targets for the Company Common Shares was $24.00 per share for the Company Common Shares. Morgan Stanley used the lowest and highest undiscounted price targets issued by those research analysts with publicly available price targets for the Company Common Shares, and noted the range, rounded to the nearest $0.05, was $16.00 to $31.00 per Company Common Share.
The disclosure under the section captioned “Litigation Related to the Merger” on page 64 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:
Litigation Related to the Merger
Following the filing of the Definitive Proxy Statement, two complaints have been filed in the Supreme Court of the State of New York, County of New York, against the Company and certain members of the Company Board in connection with the Merger: Jones v. Simulations Plus, Inc., et al., Index No. 654587/2026, filed on August 5, 2026, and Stevens v. Simulations Plus, Inc., et al., Index No. 654592/2026, filed on August 5, 2026 (collectively, the “Complaints”). The Complaints generally allege, among other things, that the Definitive Proxy Statement omits or misrepresents certain information concerning the Company’s financial projections, the financial analyses performed by Morgan Stanley & Co. LLC in connection with its fairness opinion, and potential conflicts of interest involving Company insiders, including information concerning potential post-closing employment or retention. The Complaints assert claims under New York common law and seek, among other things, to enjoin consummation of the Merger unless and until certain additional information is disclosed.
In addition to the Complaints, as of August 19, 2026, the Company has received fifteen demand letters from purported shareholders of the Company, including two that attached draft complaints (collectively, the “Demand Letters”). The Demand Letters generally seek disclosure of certain information allegedly omitted from the Definitive Proxy Statement. Additional demand letters or lawsuits may be received by or filed against the Company, members of the Company Board, Parent and/or Merger Sub in connection with the Merger or the Definitive Proxy Statement. If additional or similar demand letters are received or complaints are filed, the Company will not necessarily announce such additional demands or filings.
One of the conditions to the consummation of the Merger is the absence of any Legal Restraint that prohibits, renders illegal or permanently enjoins the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, such injunction may prevent the Merger from being consummated, or from being consummated within the expected timeframe.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Cautionary Statement Regarding Forward-Looking Statements

This supplement and the documents incorporated by reference into the Definitive Proxy Statement contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this supplement or the Definitive Proxy Statement that are not statements of historical fact, including statements regarding the Merger, including the expected timing and closing of the Merger; the Company’s ability to consummate the Merger; the expected benefits of the Merger and other considerations taken into account by the Board of Directors of the Company in approving the Merger; and the amounts to be received by shareholders and expectations for the Company prior to and following the closing of the Merger, may be deemed to be forward-looking statements.

All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. For a discussion of risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements, please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of the Definitive Proxy Statement and the Company’s other filings with the SEC, which are incorporated herein by reference.

Forward-looking statements speak only as of the date on which they are made. The Company does not assume any obligation to update or revise any forward-looking statement made in this supplement or that may from time to time be made by or on behalf of the Company, except as required by applicable law.

Important Information and Where to Find It

This communication relates to the proposed Merger involving the Company, Parent and Merger Sub. In connection with the proposed Merger, the Company filed the Definitive Proxy Statement with the SEC on July 22, 2026 and may file other relevant documents with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT, THIS SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement, this supplement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.simulations-plus.com or by contacting the Company’s primary investor relations contact by email at slp@finprofiles.com or by phone at 661-723-7723.

Participants in the Solicitation

The Company, Parent, Merger Sub and their respective directors, members, managers and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information regarding the Company’s directors and executive officers and their interests in the Merger, by security holdings or otherwise, is set forth in the Definitive Proxy Statement, including under the sections captioned “Security Ownership of Certain Beneficial Owners and Management” and “The Merger (Proposal 1)—Interests of the Company’s Directors and Executive Officers in the Merger.” Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials filed or to be filed with the SEC. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov.